EXHIBIT 10.1

SUMMARY OF FISCAL 2016 EXECUTIVE SHORT TERM INCENTIVE PLAN

AND FISCAL 2016 EXECUTIVE LONG TERM INCENTIVE PLAN

Fiscal 2016 Executive Short Term Incentive Plan

Under the Fiscal 2016 Executive Short Term Incentive Plan (the “Executive Short Term Incentive Plan”), the Company’s director-level team members, officers and named executive officers can earn annual incentive cash compensation based upon (i) performance against two pre-established Company financial targets and (ii) performance against individual strategic goals that are aligned with the Company’s strategic objectives. The targets and weightings relevant to the cash incentive determination for fiscal 2016 under the Executive Short Term Incentive Plan will be as follows:

Fiscal 2016 Targets	Weighting
Company Revenue	40%
Company Operating Income	40%
Strategic Objectives	20%

The financial targets include progressive threshold (85% of target), target and maximum (115% of target) level incentive performance objectives. If the threshold, target or maximum financial performance objectives are met, participants will receive a cash incentive payment under the Executive Short Term Incentive Plan, with the specific amount that such participant receives dependent on company financial performance, a scaled payout multiplier (75% at threshold, 100% at target and 150% at maximum), a discretionary multiplier (80% to 120%), their base salary and their predetermined participation level stated as a percentage of base salary.

An annual incentive cash compensation payout can be made under the Executive Short Term Incentive Plan if either financial target equals or exceeds 85% of its specified minimum performance threshold point or at least 85% of the strategic goals are achieved.

Under the Executive Short Term Incentive Plan, the possible outcomes of the percentage of base salary that could be received by the Company’s President and Chief Executive Officer is 0% of base salary for performance below the minimum performance standard, and an amount between 7.2% and 108% of base salary for performance at or above the minimum performance standard, with 60% payable if both of the target financial performance objectives are met, the target strategic goals are met, and a 100% discretionary multiplier is used. Under the Executive Short Term Incentive Plan, the possible outcomes of the percentage of base salary that could be received by other named executive officers of the Company is 0% of base salary for performance below the minimum performance standard, and an amount between 4.8% to 72% of base salary for performance at or above the minimum performance standard, with 40% payable if both of the target financial performance objectives are met, the target strategic goals are met, and a 100% discretionary multiplier is used.

After completion of fiscal 2016, the Management Development, Compensation and Stock Option Committee (the “Committee”) will determine the extent to which the specified goals relating to the financial performance targets and strategic goals have been achieved, the discretionary multiplier and the actual cash amounts to be paid under the Executive Short Term Incentive Plan.

The Committee reserves the right, in its sole and absolute discretion, to change the eligibility for participation under the Executive Short Term Incentive Plan, to revise, eliminate or otherwise modify any performance targets, to modify any participant’s target cash incentive, or otherwise to increase, decrease or eliminate any incentive payouts to any participant under the Executive Short Term Incentive Plan, regardless of the level of performance targets that have been achieved, including to provide for no cash incentive payout to a participant even though one or more performance targets have been achieved.

Participants under the Executive Short Term Incentive Plan must be employed on or before December 31, 2015 in order to be eligible. Those hired between July 1, 2015 and December 31, 2015 will receive a pro-rata portion of their individual participation level. Participants must be employed by the Company at the date of the payment in fiscal 2017, except to the extent otherwise provided by separate agreement.

Fiscal 2016 Executive Long Term Incentive Plan

Under the Fiscal 2016 Executive Long Term Incentive Plan (the “Executive Long Term Incentive Plan”), the Company’s officers and named executive officers can earn annual incentive restricted stock or stock option equity awards under the 2004 Stock Incentive Plan based upon the Company’s performance against pre-established Company financial targets. The financial targets include progressive threshold (85% of target), target and maximum (115% of target) level incentive performance objectives for the officers and named executive officers. The equity awards can be in the form of restricted stock awards or stock options, as determined by the Management Development Committee at the date of grant. The number of shares of restricted stock or stock options awarded under the Executive Long Term Incentive Plan for fiscal 2016 performance will be based on the Company’s achievement of specified results with respect to corporate operating income and revenue targets for fiscal 2016. The financial targets and weightings relevant to the equity incentive award determination for fiscal 2016 for each of the named executive officers will be as follows:

Fiscal 2016 Financial Targets	Weighting
Company Revenue	50%
Company Operating Income	50%

An annual incentive equity compensation payout can be made under the Executive Long Term Incentive Plan if either financial target equals or exceeds 85% of its specified minimum threshold point.

If the threshold, target or maximum financial performance objectives are met, participants will receive an equity incentive award under the Executive Long Term Incentive Plan. The specific number of shares of restricted stock or stock options that such participant receives will be determined by dividing an award amount denominated in dollars by (i) the closing price of the Company’s Common Stock on the NASDAQ Stock Market’s Global Market on the date the restricted stock is awarded, in the case of restricted stock awards, or (ii) the value of an option share on the date the stock option is granted, determined using a Black Scholes valuation, in the case of stock option grants. The amount of the award is dependent on Company financial performance, a scaled payout multiplier (75% to 150%), a discretionary multiplier (50% to 200%), the participant’s base salary and their predetermined participation level (40% for our President and 25% for the other named executive officers) stated as a percentage of base salary.

Under the Executive Long Term Incentive Plan, the grant date value of equity awards that could be received by the Company’s President and Chief Executive Officer will be 0% of base salary for performance below the minimum performance standard, and an amount between 7.5% and 120% of base salary for performance at or above the minimum performance standard, with a grant date value of 40% of base salary earned if both of the target financial performance objectives are met and the target scaled payment and discretionary multiplier of 100% is used. Under the Executive Long Term Incentive Plan, the grant date value of equity awards that could be received by the Company’s other named executive officers will be 0% of base salary for performance below the minimum performance standard, and an amount between 4.7% and 75% of base salary for performance at or above the minimum performance standard, with 25% of base salary earned if both of the target financial performance objectives are met and the target scaled payment and discretionary multiplier of 100% is used.

After completion of fiscal 2016, the Committee will determine the extent to which the specified goals relating to the financial targets have been achieved, the discretionary multiplier, the type of equity to be awarded and the actual number of restricted shares or stock options to be granted under the 2004 Stock Incentive Plan. The restricted stock or stock options award will vest one-third on the first anniversary of the grant date, one-third on the second anniversary of the grant date and one-third on the third anniversary of the grant date, provided the participant remains employed with the Company on each of the relevant vesting dates.

The Committee reserves the right, in its sole and absolute discretion, to change the eligibility for participation under the Executive Long Term Incentive Plan, to revise, eliminate or otherwise modify any performance targets, to modify any participant’s target award potential, or otherwise to increase, decrease or eliminate any equity awards to any participant under the Executive Long Term Incentive Plan, regardless of the level of performance targets that have been achieved, including to provide for no equity awards to a participant even though one or more performance targets have been achieved.

Participants under the Executive Long Term Incentive Plan must be employed on or before December 31, 2015 in order to be eligible. Those hired between July 1, 2015 and December 31, 2015 will receive a pro-rata portion of their equity award. Participants must be employed by the Company at the date of the equity award of in fiscal 2017, except to the extent otherwise provided by separate agreement.